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                                                                    EXHIBIT 10.2

                            PRIMA ENERGY CORPORATION
                            2001 STOCK INCENTIVE PLAN


                  1. General. This Stock Incentive Plan (the "Plan") provides key employees of Prima Energy Corporation, a Delaware corporation (the "Company"), with the opportunity to acquire or expand their equity interest in the Company by making available for award or purchase Common Stock, $.015 Par Value, of the Company ("Common Shares"), through the granting of options to purchase Common Shares ("Stock Options"), and the granting of options to receive payments based on the appreciation of Common Shares ("SARs"). Stock Options and SARs shall be collectively referred to herein as "Grants"; an individual grant of Stock Options, or SARs shall be individually referred to herein as a "Grant". It is intended that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Stock Options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under Section 422 of the Code.

                  2. Purpose of the Plan. The purpose of the Plan is to provide continuing incentives to key employees of the Company and of any subsidiary corporation of the Company, by encouraging such key employees to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

                  For purposes of the Plan, a "subsidiary corporation" consists of any corporation fifty percent (50%) of the stock of which is directly or indirectly owned or controlled by the Company and, to the extent permitted pursuant to Section 424 of the Code, a limited liability company which is wholly owned by a subsidiary corporation or the Company and which is treated as such for federal income tax purposes will be treated as part of such subsidiary corporation or the Company.

                  3. Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any Grants made hereunder shall be null and void. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the making of Grants pursuant to the Plan, except as provided in Section 11 hereof.

                  4. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, however described, or by any other committee selected by such Board of Directors by majority vote and composed of no fewer than two (2) members of such Board of Directors (the "Committee"). All members shall be "outside directors" as defined in treasury Regulation Section 1.162-27. No person shall be appointed to the Committee who, during the one-year period immediately preceding such person's appointment to the Committee, has received any Grants under the Plan or any similar stock option or stock incentive plan, other than a formula-based plan, maintained by the Company or any subsidiary corporation. A member of the Committee shall not be eligible to participate in this Plan while serving on the Committee.

                  A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Committee) shall constitute binding acts of the Committee.




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                  Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:

                  (a) To select the key employees to whom Grants may be made;

                  (b) To determine the number of Common Shares to be covered by any Grant;

                  (c) To prescribe the terms and conditions of any Grants made under the Plan, and the form(s) and agreement(s) used in connection with such Grants, which shall include agreements governing the granting of Stock Options and/or SARs;

                  (d) To determine the time or times when Stock Options and/or SARs will be granted and when they will terminate in whole or in part;

                  (e) To determine the time or times when Stock Options and SARs that are granted may be exercised;

                  (f) To determine, at the time a Stock Option is granted under the Plan, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code;

                  (g) To establish any other Stock Option agreement provisions not inconsistent with the terms and conditions of the Plan or, where the Stock Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code; and

                  (h) To determine whether SARs will be made part of any Grants consisting of Stock Options, and to approve any SARs made part of any such Grants pursuant to
                           Section 8 hereof.

All decisions or interpretations made by the Committee with regard to the Plan or any Option or SAR granted pursuant to the Plan will be binding and conclusive on the Company and the employees. No member of the Committee will be liable, in absence of bad faith, for any act or omission with respect to his service to the Committee.

                  5. Employees Eligible for Grants. Grants may be made from time to time to those key employees of the Company or a subsidiary corporation, who are designated by the Committee in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited to, officers of the Company and any subsidiary corporation; however, Stock Options intended to qualify as Incentive Stock Options shall only be granted to key employees while actually employed by the Company or a subsidiary corporation. The Committee may grant more than one Stock Option, with or without SARs, to the same key employee. No Stock Option shall be granted to any key employee during any period of time when such key employee is on a leave of absence.

                  6. Shares Subject to the Plan. The shares to be issued pursuant to any Grant made under the Plan shall be Common Shares. Either Common Shares held as treasury stock, or authorized and unissued Common Shares, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Board of Directors shall from time to time determine. In the event a SAR is granted in tandem with a Stock Option pursuant to Section 8 and such SAR is thereafter exercised in whole or in part, then such Stock Option or the portion thereof to which the duly exercised SAR relates shall be deemed to have been exercised for purposes of such Option, but may be made available for reoffering under the Plan to any eligible employee.

                  Subject to the provisions of the next succeeding paragraph of this Section 6 and the provisions of Section 7(h), the aggregate number of Common Shares that can be actually issued under the Plan shall be ONE MILLION THREE HUNDRED THOUSAND (1,300,000) Common Shares. The maximum number of Common Shares subject to Options granted to any single employee during any calendar year shall not exceed 200,000 shares, subject to adjustment in accordance with the provision of the next succeeding paragraph of the Section 6.

                  If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or



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otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Stock Option or SAR (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option or SAR shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Stock Option or SAR, the provisions of the Plan, and to any related Stock Option or SAR agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any Grants hereunder.

                  7. Stock Option Provisions.

                  (a) General. The Committee may grant to key employees (also referred to as "optionees") Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify. However, any Stock Option which is an Incentive Stock Option shall only be granted within 10 years from the earlier of (i) the date this Plan is adopted by the Board of Directors of the Company; or (ii) the date this Plan is approved by the shareholders of the Company.

                  (b) Stock Option Price. The option price per Common Share which may be purchased under an Incentive Stock Option or a Non-qualified Stock Option under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an "owner," as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a "Substantial Shareholder"), the price per Common Share of such Option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The fair market value of a Common Share shall be the last sale price per Common Share (or in the event there are no sales, then the average of the closing bid and asked prices per Common Share) on the Nasdaq National Market System on the date on which this option is granted. The day on which the Committee approves the granting of a Stock Option shall be considered the date on which such Option is granted.

                  (c) Period of Stock Option. The Committee shall determine when each Stock Option is to expire. However, no Incentive Stock Option shall be exercisable for a period of more than ten (10) years from the date upon which such Option is granted. Further, no Incentive Stock Option granted to an employee who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable after the expiration of (5) years from the date of grant of such Option.

                  (d) Limitation on Exercise and Transfer of Stock Options. Except as otherwise provided herein, only the key employee to whom a Stock Option is granted may exercise such Option, except where a guardian or other legal representative has been duly appointed for such employee, and except as otherwise provided in the case of such employee's death. No Incentive Stock Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution. The Committee may provide that an employee may transfer, without payment or consideration, any Stock Option other than an Incentive Stock Option to a member of such optionee's family, or to a trustee of any trust whose only beneficiaries are members of such optionee's family, or to any partnership whose only partners are members of such optionee's family and any such transferee may exercise such Option. No Stock Option granted hereunder may be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.



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                  (e) Employment, Holding Period Requirements For Certain
Options. The Committee may condition any Stock Option granted hereunder upon the continued employment of the optionee by the Company or by a subsidiary corporation, and may make any such Stock Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option granted hereunder until the day three (3) months prior to the date such Option is exercised, such optionee must be an employee of the Company or of a subsidiary corporation, but always subject to the right of the Company or any such subsidiary corporation to terminate such optionee's employment during such period. Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon completion of such requirements, if any, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.

                  (f) Payment for Stock Option Price. A Stock Option shall be exercised by an optionee giving written notice to the Company of his intention to exercise the same, accompanied by full payment of the purchase price in cash or by check, or, with the consent of the Committee, in whole or in part with a surrender of Common Shares having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code, or cause any Common Share issued in connection with the exercise of an option not to be a fully paid and non-assessable Common Share.

                  (g) Certain Reissuances of Stock Options. To the extent Common Shares are surrendered by an optionee in connection with the exercise of a Stock Option in accordance with Section 7(f), the Committee may, in its sole discretion, grant new Stock Options to such optionee (to the extent Common Shares remain available for Grants), subject to the following terms and conditions:

         (i) The number of Common Shares shall be equal to the number of Common Shares being surrendered by the optionee;

         (ii) The option price per Common Share shall be equal to the fair market value of Common Shares, determined on the date of exercise of the Stock Options whose exercise caused such Grant; and

         (iii) The terms and conditions of such Stock Options shall in all other respects replicate such terms and conditions of the Stock Options whose exercise caused such Grant, except to the extent such terms and conditions are determined to not be wholly consistent with the general provisions of this Section 7, or in conflict with the remaining provisions of this Plan.

                  (h) Cancellation and Replacement of Stock Options and Related Rights. The Committee may, at any time or from time to time, permit the voluntary surrender by an optionee who is the holder of any outstanding Stock Options under the Plan, where such surrender is conditioned upon the granting to such optionee of new Stock Options for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Stock Options. The Committee shall determine the terms and conditions of new Stock Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Stock Options surrendered. Any such new Stock Options shall be subject to all the relevant provisions of this Plan. The Common Shares subject to any Stock Option so surrendered, and/or any Common Shares subject to any Stock Option that has lapsed, been forfeited, or been canceled and extinguished in connection with the exercise of a SAR, shall no longer be charged against the limitation provided in
Section 6 of this Plan and may again become shares subject to the Plan. The granting of new Stock Options in connection with the surrender of outstanding Stock Options under this Plan shall be considered for the purposes of the Plan as the granting of new Stock Options and not an amendment or modification of the Plan or of the Stock Options being surrendered.



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              (i) Limitation on Exercisable Incentive Stock Options. The
aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by the Company, or by a parent or subsidiary thereof.

              8. Stock Appreciation Rights. A key employee may be granted the right to receive a payment based on the increase in the value of Common Shares occurring after the date of such Grant; such rights shall be known as Stock Appreciation Rights ("SARs"). SARs may be granted to a key employee in tandem with, and exercisable in lieu of exercising, a Grant of Stock Options. SARs will be specifically granted upon terms and conditions specified by the Committee, if the Company is the employer of the key employee, or by a subsidiary corporation subject to the Committee's approval, if such subsidiary corporation is the employer of the key employee. No optionee shall be entitled to SAR rights solely as a result of the grant of a Stock Option to him. Any such rights, if granted, may only be exercised by the holder thereof either with respect to all, or a portion, of the Stock Option to which it applies. When granted in tandem with a Stock Option, a SAR shall provide that the holder of a Stock Option shall have the right to receive an amount equal to one hundred percent (100%) of the excess, if any, of the fair market value of the Common Shares covered by such Option, determined as of the date of exercise of such SAR by the Committee over the price to be paid for such Common Shares under such Option. For purposes of this Section 8, the fair market value of a Common Share on the date of exercise of an SAR shall be the average of the closing sales price per Common Share on the NASDAQ National Market System for the 30 trading days ending on the last business day prior to the date of exercise of such SAR. The excess amount shall be payable by either the Company or the subsidiary corporation, whichever such corporation is the employer of the key employee, in one or more of the following manners, as determined by the Committee:

              (a) cash (or check);

              (b) fully paid Common Shares having a fair market value equal to such amount; or

              (c) a combination of cash (or check) and Common Shares.

In no event may any person exercise any SARs granted hereunder unless (i) such person is then permitted to exercise the Stock Option or the portion thereof with respect to which such SARs relate, and (ii) the fair market value of the Common Shares covered by the Stock Option, determined as provided above, exceeds the option price of such Common Shares. Upon the exercise of any SARs, the Stock Option, or that portion thereof to which such SARs relate, shall be canceled and automatically extinguished. A SAR granted hereunder shall be made a part of the Stock Option agreement to which such SAR relates, in a form approved by the Committee and not inconsistent with this Plan. The granting of a Stock Option or SAR shall impose no obligation upon the optionee to exercise such Stock Option or SAR. The Company's or a subsidiary corporation's obligation to satisfy SARs shall not be funded or secured in any manner. No SAR granted hereunder shall be transferable by the key employee granted such SAR, other than by will or the laws of descent and distribution.

              After the Grant of a SAR, an optionee intending to rely on an exemption from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") shall be required to hold such SAR for six (6) months from the date the price for such SAR is fixed to the date of cash settlement.

              9. Termination of Employment. If a key employee ceases to be an employee of the Company and every subsidiary corporation, for reason other than death, retirement, or permanent and total disability, his Grants shall, unless extended by the Committee on or before his date of termination of employment, terminate on the effective date of such termination of employment. Neither the key employee nor any other person shall have any right after such date to exercise all or any part of his Stock Options or SARs.



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              If termination of employment is due to death or permanent and total disability, then outstanding Stock Options and SARs may be exercised within the one (1) year period ending on the anniversary of such death or permanent and total disability. In the case of death, such outstanding Stock Options and SARs shall be exercised by such key employee's estate, or the person designated by such key employee by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Stock Option or SAR be exercisable after the expiration of the option period, and in the case of exercises made after a key employee's death, not to any greater extent than the key employee would have been entitled to exercise such Option or SAR at the time of his death.

              Subject to the discretion of the Committee, in the event a key employee terminates employment with the Company and all subsidiary corporations because of normal or early retirement under the Company's Employee Stock Ownership Plan or any successor retirement plan, any then-outstanding Stock Options and/or SARs held by such key employee shall lapse at the earlier of the end of the term of such Stock Option or SAR, or three (3) months after the date of such retirement.

              In the event an employee of the Company or one of its subsidiary corporations is granted a leave of absence by the Company or such subsidiary corporation to enter military service or because of sickness, his employment with the Company or such subsidiary corporation shall not be considered terminated, and he shall be deemed an employee of the Company or such subsidiary corporation during such leave of absence or any extension thereof granted by the Company or such subsidiary corporation.

              10. Change of Control. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options and SARs granted under this Plan shall become immediately exercisable in full.

              For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 40% or more of the outstanding voting securities of the Company;
(ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 60% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, forty percent (40%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

              11. Amendments to Plan. The Committee is authorized to interpret this Plan and, from time to time, adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Committee may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of shareholders, shall any action of the Committee or the Board of Directors result in:

                  (a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

                  (b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Grants; or

                  (c) Materially increasing the benefits accruing to participants under this Plan; except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.




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              12. Investment Representation, Approvals and Listing. The
Committee may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of the following investment representation from the optionee:

     "I agree that any Common Shares of Prima Energy Corporation which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Prima Energy Corporation an opinion of counsel satisfactory to Prima Energy Corporation to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."

              The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of any Stock Option or a SAR granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the Common Shares may be listed; (iii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

              13. General Provisions. The form and substance of Stock Option agreements, and SAR agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option agreement or SAR shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of a Stock Option or an SAR, until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option or SAR. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of Common Shares pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

              14. Termination of This Plan. This Plan shall terminate on the close of business in Denver, Colorado on March 11, 2011, and thereafter no Stock Options or Restricted Stock or SARs shall be granted hereunder. All Stock Options and SARs outstanding at the time of termination of this Plan shall continue in full force and effect according to their terms and the terms and conditions of this Plan.




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